EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

         TRW has no parent or parents. As of December 31, 2001, certain of its subsidiaries, some of which also have subsidiaries, were as follows:

		Percentage of
	Organized under	voting securities
Name	the laws of	owned (1)
BDM International, Inc.	Delaware	100.00%

Forjas y Maquinas S.A. de C.V.	Mexico	100.00%

TRW Automotive Espana, S.L	Spain	100.00%

TRW Automotive Japan Co. Ltd.	Japan	100.00%

TRW Automotive Products Inc., which owns, directly or indirectly:	Delaware	100.00%

Frenos y Mecanismos, S.A. de C.V.	Mexico	100.00%

Kelsey-Hayes Canada Limited	Canada	100.00%

Kelsey-Hayes Company	Delaware	100.00%

Kelsey-Hayes Holdings Inc.	Delaware	100.00%

Lucas Automotive GmbH	Germany	100.00%

Lucas Deutschland GmbH	Germany	100.00%

Lucas Industries Limited	United Kingdom	100.00%

Lucas Investment Finance Limited	United Kingdom	100.00%

Lucas Investments Limited	United Kingdom	100.00%

Lucas Western Inc.	Delaware	100.00%

LucasVarity Inc.	Delaware	100.00%

LucasVarity Limited	United Kingdom	100.00%

LucasVarity s.r.o	Czech Republic	100.00%

Stylealpha Limited	United Kingdom	100.00%

TRW Automotive Electronics & Components GmbH & Co. KG	Germany	100.00%

TRW Automotive Safety Systems GmbH & Co. KG	Germany	100.00%

TRW Automotive Safety Systems Holding GmbH	Germany	100.00%

TRW Automotive Safety Systems Inc.	Delaware	100.00%

TRW Automotive UK Limited	United Kingdom	100.00%

TRW Delaware Inc.	Delaware	100.00%

TRW Deutschland GmbH	Germany	100.00%

TRW Deutschland Holding GmbH	Germany	100.00%

TRW Fahrwerksysteme GmbH & Co. KG	Germany	100.00%

TRW France Holding SAS	France	100.00%

TRW Limited	United Kingdom	100.00%

TRW LucasVarity Electric Steering Limited	United Kingdom	100.00%

TRW Occupant Restraint Systems GmbH & Co. KG	Germany	100.00%

TRW Systemes Aeronautiques Holding SAS	France	100.00%

TRW Systemes Aeronautiques SAS	France	100.00%

TRW Systemes de Freinage SAS	France	100.00%

TRW Systems Limited	United Kingdom	100.00%

TRW UK Holding Limited	United Kingdom	100.00%

TRW UK Limited	United Kingdom	100.00%

Varity Automotive Inc.	Delaware	100.00%

TRW Canada Limited, which owns:	Canada	100.00%

TRW Automotive Limitada	Brazil	100.00%

		Percentage of
	Organized under	voting securities
Name	the laws of	owned (1)

TRW France S.A.	France	100.00%

TRW Italia S.p.A	Italy	100.00%

TRW Koyo Steering Systems Company	Tennessee	51.00%

TRW Netherlands B.V	Netherlands	100.00%

TRW Occupant Restraint Systems (Ventures) Ltd., which owns:	Delaware	100.00%

TRW Polska Sp z o.o.	Poland	100.00%

TRW Odyssey Inc., which owns:	Delaware	100.00%

TRW Sistemas de Direcciones S.A. de C.V.	Mexico	100.00%

TRW Office Property Development Corp.	Ohio	100.00%

TRW Receivables Inc.	Delaware	100.00%

TRW Safety Systems Inc.	Delaware	100.00%

TRW Vehicle Safety Systems Inc.	Delaware	100.00%

(1)	Total percentages held by TRW and/or its subsidiaries, disregarding Directors’ qualifying shares, if any.

The names of certain subsidiaries, which considered in the aggregate would not constitute a “significant subsidiary” as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.